Exhibit 10.98

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into as of March 25, 2014 (the “Amendment Date”), between First Foundation Inc., a California corporation (“Borrower”) and NEXBANK SSB (“Lender”).

R E C I T A L S

A.        Borrower and Lender are parties to that certain Loan Agreement dated as of April 19, 2013 (the “Original Loan Agreement”). Unless otherwise defined herein, any term used in this Amendment that has its initial letter capitalized will have the same meaning as defined in the Original Loan Agreement and, unless otherwise stated herein or the context indicates otherwise, all Section references in this Amendment are to Sections in the Original Loan Agreement.

B.        On April 19, 2013, Borrower executed a Promissory Note in the original principal amount of $7,500,000.00 in favor of Lender, evidencing the Loan (the “Original Note”).

C.        Borrower has requested an increase in the amount of the Loan in an amount equal to $15,000,000, (the “Additional Loan Amount”) after which the outstanding principal balance of the Loan as of the Effective Date (as hereinafter defined) shall be $21,875,000.

D.        Borrower has requested that Lender amend the Original Loan Agreement as provided below and Borrower has agreed to issue, on the Effective Date, to Lender an Amended and Restated Promissory Note to evidence Borrower’s obligation to pay the Loan.

E.        Borrower and Lender desire to amend the Loan Documents, subject to the terms, conditions, and representations set forth herein, as requested by Borrower.

F.        Borrower and Lender agree to the other terms and provisions provided below, subject to the terms, conditions, and representations set forth herein.

NOW, THEREFORE, in consideration of these premises and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree, as follows:

1.	Amendments to the Original Loan Agreement. Subject to the satisfaction of the conditions set forth herein, the Original Loan Agreement is amended as follows:

(a)        The “Recitals” are hereby amended and restated in their entirety to read as follows:

Borrower has applied to Lender for a term loan in the amount of TWENTY-ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($21,875,000) (the “Loan”), and Lender is willing to make the Loan on the terms and conditions hereinafter set forth.

(b)        Section 2.1 of the Original Loan Agreement is amended as follows:

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(i)          The definition of the term “Note” is hereby amended and restated to read as follows:

“Note:    That certain Amended and Restated Promissory Note, in the Loan Amount, dated as of March     , 2014 and executed by Borrower and payable to the order of Lender, evidencing the Loan.”

(ii)          The following definition is hereby added to Section 2.1 of the Original Loan Agreement, between the definitions of “Open the Loan, Opening of the Loan or Loan Opening” and “Other Real Estate Owned”:

“Original Note:    That certain Promissory Note dated and executed by Borrower as of April 19, 2013 in the original principal amount of $7,500,000.00 evidencing the Loan made by Lender to Borrower pursuant to the Original Loan Agreement.”

(c)        Section 4.1(a) is hereby amended and restated in its entirety to read as follows:

“(a) The maximum aggregate principal amount of the Loan shall not exceed TWENTY-ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($21,875,000) (the “Loan Amount”). No principal amount repaid may be reborrowed.”

(d)	Section 5.2, titled “Required Principal and Interest Payments,” is hereby amended and restated in its entirety to read as follows:

“Commencing on April 1, 2014 and continuing on each Payment Date thereafter, until the Loan and all accrued interest thereon has been paid in full, installments of principal in the amount of $198,863.64 (unless the principal balance is less than such required installment amount, and in such case, the remaining principal balance of the Note shall be due and payable on the Payment Date) plus accrued interest thereon shall be due and payable on each Payment Date. The outstanding principal balance of the Loan and any and all accrued but unpaid interest hereon shall be due and payable in full on the Maturity Date or upon any earlier maturity hereof, whether by acceleration in accordance with this Agreement and the other Loan Documents. All payments (whether of principal or of interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. Dallas time on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.”

2.

Conditions Precedent. Notwithstanding any contrary provision, this Amendment shall be effective on the first Business Day upon which all of the following conditions precedent have been satisfied (the “Effective Date”):

(a)        Lender shall have received counterparts of this Amendment executed and delivered by Borrower on the signature page hereof;

(b)        Lender shall have received the Amended and Restated Promissory Note executed by Borrower;

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(c)        No Default or Event of Default shall have occurred and be continuing or shall result after giving effect to this Amendment; and

(d)        Lender shall have received such other instruments and documents incidental and appropriate to the transactions provided for herein as Lender or its counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to Lender

(It is hereby agreed that execution of this Amendment by Lender shall evidence conclusively that all of the foregoing conditions have been fulfilled).

3.

Disbursement of Additional Loan Amount. Lender agrees to disburse the Additional Loan Amount in its entirety to Borrower within one (1) Business Day following the Effective Date, provided that no Material Adverse Change has occurred with respect to Borrower and its Subsidiaries, considered as a whole, and no Default or Event of Default has occurred and is continuing hereunder.

4.

Reaffirmation of Loan Documents and Liens. Except as amended and modified hereby, any and all of the terms and provisions of the Original Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby in all respects ratified and confirmed by Borrower, except for the Original Note which, on the Effective Date, will cease to be in effect and cease to be one of the Loan Documents and will be replaced by the Amended and Restated Promissory Note. Borrower hereby agrees that, except as expressly provided in this Amendment, the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of Borrower under the Original Loan Agreement and the other Loan Documents or the Liens securing the payment and performance thereof. Borrower further confirms that the liens and security interests in the Collateral created under the Loan Documents secure, among other indebtedness, Borrower’s obligations under the Loan Documents.

5.

Representations and Warranties. As a material inducement for Lender to enter into this Amendment, Borrower hereby represents and warrants to Lender (with the knowledge and intent that Lender is relying upon the same in consenting to this Amendment) that as of the Effective Date, and after giving effect to the transactions contemplated by this Amendment: (a) all representations and warranties of the Borrower in the Original Loan Agreement and in all the other Loan Documents are true and correct in all material respects, as though made on the date hereof, except to the extent that (i) any of those representations and warranties speak to a different specific date or may have otherwise been made inaccurate by the mere passage of time; or (ii) the facts or circumstances on which any of those representations and warranties were based have been changed by transactions or events not prohibited by the Loan Documents; or (iii) Borrower discloses to Lender otherwise in the Borrower Disclosure Schedules as updated by Borrower, delivered to Lender at least two (2) Business Days prior to the Effective Date and approved of by Lender; (b) no Default or Event of Default exists under the Loan Documents or will exist after giving effect to this Amendment; (c) this Amendment has been duly authorized and approved by all necessary organizational action and requires the consent of no other Person, and is binding and enforceable against Borrower in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or similar laws, now or hereafter in effect, relating to or limiting the rights of creditors’ and general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law; and (d) the execution, delivery and performance of this Amendment in accordance with its terms, does not and, to the knowledge of Borrower, will not, by the passage of time, the giving of notice, or both: (i) require any governmental approval which Borrower is required to obtain, other than such as have been obtained and are in full force and effect;

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(ii) violate any applicable law to which Borrower is subject; (iii) conflict with, result in a breach of, or constitute a default under the Constituent Documents of Borrower; (iv) conflict with, result in a breach of, or constitute a default under any indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound; or (v) result in or require the creation or imposition of any Lien (other than a Permitted Lien) upon any property now owned or hereafter acquired by Borrower (the failure of which, in the case of clauses (i), (ii), (iv) and (v) of this Section 5(b), would have, either individually or in the aggregate, a Material Adverse Change on Borrower and its Subsidiaries considered as a whole).

6.	Reserved.

7.	Miscellaneous.

(a)

This Amendment shall be deemed to constitute a Loan Document for all purposes and in all respects. Each reference in the Loan Agreement or Amended and Restated Promissory Note to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference, in the Loan Agreement or in any other Loan Document, or other agreements, documents or other instruments executed and delivered pursuant to the Loan Agreement, to the “Loan Agreement”, shall mean and be a reference to the Original Loan Agreement as amended by this Amendment.

(b)

The Loan Documents shall remain unchanged and in full force and effect, except as modified or amended by this Amendment, and, as so modified and amended, are hereby ratified and confirmed by the parties. The parties further agree that the execution, delivery, and effectiveness of this Amendment shall not, except as otherwise expressly provided herein, operate as a waiver of any rights of Lender or Borrower under any of the Loan Documents (as and to the extent modified or amended by this Amendment).

(c)	All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

(d)

This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

(e)

THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS, TOGETHER WITH THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(f)

The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

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(g)

Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(h)

Lender shall deliver to Borrower the Original Note, marked “Amended, restated and renewed, but not extinguished, by that certain Amended and Restated Promissory Note dated March 25, 2014, executed by Borrowers, payable to the order of Lender in the original principal amount of $21,875,000”.

(i)	This Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts to be effective as of date first set forth above.

BORROWER:

FIRST FOUNDATION, INC., a California corporation

By:	/s/ JOHN M. MICHEL
Name: John M. Michel
Title: Executive Vice President and Chief Financial Officer

LENDER:

NEXBANK SSB

By:	/s/ Matt Siekielski
Name: Matt Siekielski
Title: Chief Operating Officer

Signature Page to First Amendment to Loan Agreement

(First Foundation, Inc.)